Exhibit 21.1
Subsidiaries of Mediacom Communications Corporation

Subsidiary	State of Incorporation or Organization	Names under which subsidiary does business

Mediacom LLC	New York	Mediacom LLC
Mediacom Arizona LLC	Delaware	Mediacom Arizona Cable Net
Mediacom Cable LLC
Mediacom California LLC	Delaware	Mediacom California LLC
Mediacom Capital Corporation	New York	Mediacom Capital Corporation
Mediacom Delaware LLC	New York	Mediacom Delaware LLC Maryland Mediacom Delaware
Mediacom Illinois LLC	Delaware	Mediacom Illinois LLC
Mediacom Indiana LLC	Delaware	Mediacom Indiana LLC
Mediacom Indiana Partnerco LLC	Delaware	Mediacom Indiana Partnerco
Mediacom Indiana Holdings, L.P.	Delaware	Mediacom Indiana Holdings, L.P.
Mediacom Iowa LLC	Delaware	Mediacom Iowa LLC
Mediacom Minnesota LLC	Delaware	Mediacom Minnesota LLC
Mediacom Southeast LLC	Delaware	Mediacom Southeast LLC Mediacom New York LLC
Mediacom Wisconsin LLC	Delaware	Mediacom Wisconsin LLC
Zylstra Communications Corporation	Minnesota	Zylstra Communications Corporation
Illini Cable Holding, Inc.	Illinois	Illini Cable Holding, Inc.
Illini Cablevision of Illinois, Inc.	Illinois	Illini Cablevision of Illinois, Inc.
Mediacom Broadband LLC	Delaware	Mediacom Broadband LLC
Mediacom Broadband Corporation	Delaware	Mediacom Broadband Corporation
MCC Georgia LLC	Delaware	MCC Georgia LLC
MCC Illinois LLC	Delaware	MCC Illinois LLC
MCC Iowa LLC	Delaware	MCC Iowa LLC
MCC Missouri LLC	Delaware	MCC Missouri LLC
MCC Telephony, Inc.	Delaware	MCC Telephony, Inc.
MCC Telephony of Florida, Inc.	Delaware	MCC Telephony of Florida, Inc.
MCC Telephony of Georgia, Inc.	Delaware	MCC Telephony of Georgia, Inc.
MCC Telephony of Illinois, Inc.	Delaware	MCC Telephony of Illinois, Inc.
MCC Telephony of Iowa, Inc.	Delaware	MCC Telephony of Iowa, Inc.
MCC Telephony of Missouri, Inc.	Delaware	MCC Telephony of Missouri, Inc.
Mediacom Enterprise Solutions, Inc.	Delaware	MCC Enterprises Solutions, Inc.
MCC Enterprise, Inc.	Delaware	MCC Enterprises, Inc.
MCC Telephony of the Mid-Atlantic, Inc.	Delaware	MCC Telephony of the Mid-Atlantic, Inc.
MCC Telephony of the Mid-West, Inc.	Delaware	MCC Telephony of the Mid-West, Inc.
MCC Telephony of the South, Inc.	Delaware	MCC Telephony of the South, Inc.
MCC Telephony of Minnesota, Inc.	Delaware	MCC Telephony of Minnesota, Inc.
MCC Telephony of the West, Inc.	Delaware	MCC Telephony of the West, Inc.
Mediacom Arizona Cable Network LLC	Delaware	Mediacom Arizona Cable Network LLC
Mediacom Management Corporation	Delaware	Mediacom Management Corporation
Mediacom Cable TV I LLC	New York	Mediacom Cable TV I LLC